UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 10, 2018
FGL HOLDINGS
(Exact name of registrant as specified in its charter)

Cayman Islands	001-37779	98-1354810
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4th Floor Boundary Hall, Cricket Square Grand Cayman, Cayman Islands KY1-1102
(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: 1 (345) 947-5614

Not Applicable

(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
 Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) On November 10, 2018, Mr. Thomas J. Sanzone, a director of FGL Holdings (the “Company”), notified the Company that he is resigning from the board of directors of the Company and its subsidiaries and all committees thereof effective as of November 10, 2018 (the “Effective Time”). Mr. Sanzone resigned his position to pursue other endeavors and not as a result of any disagreement with the Company or its subsidiaries.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

November 13, 2018	FGL HOLDINGS

By: /s/ Eric L. Marhoun
Name: Eric L. Marhoun
Title: Secretary and General Counsel